Exhibit 10.75

EXECUTION

PLS REPO FACILITY

AMENDMENT NO. 7 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 7 to Amended and Restated Master Repurchase Agreement, dated as of October 31, 2014 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC  (the  “Guarantor”).

RECITALS

The Buyer, the Seller and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of May 3, 2013 (as amended by Amendment No. 1, dated as of September 5, 2013, Amendment No. 2, dated as of January 10, 2014,  Amendment No. 3, dated as of March 13, 2014, Amendment No. 4, dated as of April 30, 2014,  Amendment No. 5, dated as of May 22, 2014, and Amendment No. 6, dated as of June 3, 2014,  the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Pricing Side Letter, dated as of May 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 14, 2009,  by the Guarantor in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “GNMA Loan”,  “Maximum Committed Purchase Price”, “Securities Account Control Agreement”   and “Termination Date” in their entirety and replacing them with the following:

“GNMA Loan” means any Purchased Mortgage Loan that is subject to a Transaction hereunder and was purchased from a GNMA Security in accordance with the terms of the GNMA Guide, or purchased by the Seller shortly after its purchase from a GNMA Security.

“Maximum Committed Purchase Price” means $700,000,000; provided, that, for all purposes hereunder, for all Purchased Mortgage Loans that are GNMA Loans, the Maximum Committed Purchase Price shall be deemed to be $400,000,000.  For the avoidance of doubt, the

Maximum Committed Purchase Price hereunder shall not exceed $700,000,000, inclusive of all Purchased Mortgage Loans, including all Purchased Mortgage Loans that are GNMA Loans.

“Securities Account Control Agreement” means that certain Amended and Restated Securities Account Control Agreement dated as of October 31, 2014, among Buyer,  Buyer in its capacity as lender under the Servicing Facility Agreement, Seller,  Seller in its capacity as borrower under the Servicing Facility Agreement, Seller in its capacity as servicer under the Agreement, and Securities Intermediary and other parties as joined thereto from time to time, as may be amended, supplemented or replaced from time to time.

“Termination Date” means the earliest of (a) October 30, 2015, and (b) the date of the occurrence of an Event of Default.

SECTION 2. Servicing. Section 12 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

a.Seller shall service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices and Agency, GNMA, HUD, FHA and VA guidelines, as applicable.  The Servicer shall (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder.  Buyer may terminate the servicing of any Mortgage Loan with the then existing Servicer in accordance with Section 12(d) hereof.

SECTION 3. Representations and Warranties. Section 13 of the Existing Repurchase Agreement is hereby amended by deleting subsection (11) in its entirety and replacing it with the following:

(11)Litigation.  There is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Request, Purchase Confirmation or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request, Purchase Confirmation or any Program Agreement, (C) makes a claim individually or in the aggregate in an amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request, Purchase Confirmation or any Program Agreement.

SECTION 4. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by:

4.1 deleting subsection (c) in its entirety and replacing it with the following:

c.Litigation. Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than $10,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. On each Reporting Date, Seller and Guarantor, as applicable, will provide to Buyer a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority. Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

4.2 deleting the references to “in accordance with Section 7(b) hereof” in subsections (ii)(A) and (B) in their entirety and replacing them with “in accordance with the Securities Account Control Agreement”.

SECTION 5. Events of Default. Section 15 of the Existing Repurchase Agreement is hereby amended by deleting subsection (k) in its entirety and replacing it with the following:

k.Judgment.  A final judgment or judgments for the payment of money in excess of $10,000,000 shall be rendered against Seller, Guarantor or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

SECTION 6. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;

(b) Amendment No. 5 to that certain Pricing Side Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;
(c) the Securities Account Control Agreement, executed and delivered by the duly authorized officers of Buyer, Seller, and Securities Intermediary; and

(d) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7. Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 8. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 10. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 12. Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

PennyMac Loan Services, LLC, as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

Private National Mortgage Acceptance Company, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

Signature Page to Amendment No. 7 to Amended and Restated Master Repurchase Agreement